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EXHIBIT 99.4
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NASDAQ * AMEX

David A. Donohoe, Jr.
Chief Counsel

VIA FACSIMILE & FEDERAL EXPRESS
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August 26, 1999

Mr. Kenneth D. Van Meter
Celerity Systems, Inc.
1400 Centerpoint Boulevard
Knoxville, Tennessee  37932

RE:      Celerity Systems, Inc. Docket No. NO 3089C-99
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Dear Mr. Van Meter:

It has come to our attention that, in addition to the bid deficiency, staff has raised concerns that Celerity Systems, Inc. (the "Company") may be subject to the reverse merger requirements, as set forth in Nasdaq Marketplace Rule 4330(f) (see attached memorandum). This is formal notification that this additional issue will be considered at the Company's oral hearing which is scheduled for Thursday, September 16, 1999 at 11:30 a.m.

Please note that the record is closed with respect to the receipt of additional submissions. If the Company wishes to submit supplemental information, the record will reopened at the hearing and the Company may submit five copies of such information at that time.

If you have any questions regarding this matter, please contact me at
(202) 496-2529.

Sincerely,

/s/ David A. Donohoe, Jr.

David A. Donohoe, Jr.
Chief Counsel
Listing Qualification Hearings